SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2003

UNITED AUTO GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12297	22-3086739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2555 Telegraph Rd		48302-0954
Bloomfield Hills, MI		(Including Zip Code)
(Address of Principal Executive Offices)

248-648-2500
(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
EXHIBIT INDEX
Press Release

Item 5. Other Events

     United Auto Group, Inc. today announced that its consolidated total revenues, gross profit and net income for the quarter ended March 31, 2003 were $1,976,811,000, $287,152,000 and $13,733,000, respectively. These results compared with the following respective amounts for the quarter ended March 31, 2002: $1,574,932,000, $228,140,000 and $15,711,000.

Item 7. Financial Statements and Exhibits

Exhibit 99.1 - Press Release dated April 28, 2003.

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations & Financial Condition.”

     On April 28, 2003, United Auto Group issued a press release announcing its first quarter 2003 financial results and other information. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2003	United Auto Group, Inc.

	By:	/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.
Executive Vice President

EXHIBIT INDEX

        Exhibit 99.1               Press Release dated April 28, 2003